Exhibit 10.23

TENON MEDICAL, INC.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated as of October 28, 2021 is entered into by and between Tenon Medical, Inc., a Delaware corporation (the “Company”), Zühlke Ventures AG, a Swiss company (the “Purchaser”), and Tenon Technology AG, a Swiss company (“TTAG,” and together with the Company and the Purchaser, the “Parties”).

RECITALS

A.       The Purchaser is the holder of 574,033 Series A Preferred Shares, i.e. registered preferred shares with a nominal value of CHF 0.40 each in TTAG (the “TTAG Preferred Shares”).

B.       Pursuant to the Shareholders Agreement dated October 3, 2012 among the Parties, as amended pursuant to an Amendment to Shareholders Agreement dated November 23, 2012 among the Parties (as amended, the “TTAG Shareholders Agreement”), the Purchaser was granted the right to convert the TTAG Preferred Shares into Series A Preferred Stock of the Company (the “Series A Stock”) (the “Conversion Right”) upon the IPO (as defined therein) or Sale (as defined therein) of the Company.

C.       Section 8.2(d) of the Investment and Subscription Agreement dated November 23, 2012 among the Parties (the “TTAG Investment Agreement”) provides that the TTAG Shareholders Agreement will grant the Purchaser the Conversion Right at any time.

D.       The Purchaser has entered into a loan agreement dated May 25, 2021 based on which the Purchaser has disbursed to TTAG a loan in the amount of CHF 100,000 at an interest rate of 8.00%, such loan and interest to be repaid by TTAG to the Purchaser on December 31, 2021 at the latest (the “TTAG Loan”).

E.       The Company desires for the Purchaser to exercise the Conversion Right and the Purchaser accepts to exercise the Conversion Right and to settle the TTAG Loan pursuant to the terms and conditions of this Agreement.

F.       The Series A Stock have, on the date of this Agreement, the rights, preferences and privileges provided for in the Company’s Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”).

AGREEMENT

Accordingly, the Parties agree as follows:

1.       Conversion.

1.1       TTAG Shareholders Agreement. Each of the Parties acknowledges the discrepancy between the TTAG Shareholders Agreement and the TTAG Investment Agreement with respect to the Conversion Right and agrees that, notwithstanding that there is neither an IPO nor a Sale of the Company on the date hereof, the Purchaser is permitted to exercise the Conversion Right on the date hereof. Each of the Parties further agrees that the Fixed Shareholding in Founder (as defined in the TTAG Shareholders Agreement) on the date hereof shall be calculated as per this Agreement.

1.2       Ownership Target. At the Closing (as defined below), Purchaser shall receive in exchange of the TTAG Preferred Shares the number of shares of Series A Stock equal to 24.00% of the Fully-Diluted Capital of the Company (as defined below) determined as of the Closing, subject to a subsequent adjustment as provided in Section 2.3 upon the first occurrence of a Trigger Event (as defined below) at any time following Closing, rounded down to the nearest whole number (the “Ownership Target”). “Fully-Diluted Capital” of the Company shall mean the sum of (i) the outstanding shares of common stock of the Company; (ii) the shares of common stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for common stock of the Company and the exercise of all outstanding options and warrants; (iii) the shares of common stock of the Company reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company; and (iv) any outstanding convertible promissory notes and any related warrants and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes and the exercise of any such related warrants. Notwithstanding the foregoing,

(a)       shares issued or issuable following the date hereof (a) upon a financing approved by the Board of Directors of the Company following the Closing in an aggregate amount of not less than $5,000,000.00, provided that such shares have been or are intended to be issued (in any case whatsoever) at an issue price of no less than $3.3737 per share or (b) upon an IPO, shall be disregarded for the determination of the Fully-Diluted Capital (it being understood that all existing shares issued or issuable based on rights granted at the date of the Closing, including all currently outstanding convertible loans, shall not fall under this provision but be fully considered for the determination of the Fully-Diluted Capital); and

(b)       in case of a Change of Control Repayment (as defined below), any amount paid to the holder of Relevant Notes in excess of the then outstanding principal amount and accrued interest of the Relevant Notes (the “Excess Amount”) shall be deemed as having been converted into the number of shares in the Company equal to the amount resulting by dividing the Excess Amount by the purchase price per share offered by the third party acquirer(s) triggering the Change of Control (as defined in the subscription agreement to the Relevant Notes), rounded down to the next integer number (the “Deemed Issued Shares”) and such Deemed Issued Shares shall be considered when determining the Fully-Diluted Capital (it being understood that in the event of a Change of Control Repayment of a given Relevant Note, no shares of common stock of the Company will be directly or indirectly issuable upon conversion or exchange of such Relevant Note, and such securities will not be considered for the determination of the Fully-Diluted Capital save for the Deemed Issued Shares).

Exhibit B illustrates the Fully-Diluted Capital of the Company immediately prior to an IPO, assuming certain values. For the avoidance of doubt, Exhibit B shall be illustrative and shall not determine in any way the method for the calculation of the shares to be allotted to the Purchaser or an anti-dilution adjustment as per Section 2.3 which shall be solely determined by Sections 1 and 2.3.

1.3       Trigger Events. Each of the following events shall be deemed a “Trigger Event” upon the occurrence of which the definitive number of Shares to be allocated to the Purchaser in order to fulfill the Ownership Target shall be determined in accordance with Sections 1 and 2.3:

(a)       the closing of an IPO;

(b)       the closing of the conversion of the Relevant Notes into stock of the Company;

(c)       the entire repayment of the Relevant Notes in case of a Change of Control (as defined into the subscription agreement to the Relevant Notes) (a “Change of Control Repayment”);

(d)       the closing of the liquidation of the Company for whatever reason.

“Relevant Notes” shall mean the convertible promissory loan notes issued by the Company in 2021 granting the creditors the right to convert their loans at the lower of (i) 70% of the IPO price or 70% of the price paid by other investor in a $5,000,000.00 qualified financing or (ii) the amount obtained by dividing (x) $22,500,000 by (y) the Fully Diluted Capitalization of the Company (as defined in the subscription agreement to the Relevant Notes). Exhibit B lists the Relevant Notes, it being understood, however, that also convertible loan notes missing in Exhibit B shall nevertheless be deemed Relevant Notes to the extent such convertible loan notes have been entered into by the date hereof and grant to the creditors the right to convert their loans at the lower of (i) 70% of the IPO price or 70% of the price paid by other investor in a $5,000,000.00 qualified financing or (ii) the amount obtained by dividing (x) $22,500,000 by (y) the Fully Diluted Capitalization of the Company (as defined in the subscription agreement to the Relevant Notes). For the avoidance of doubt, any refinancing of the Relevant Notes through new loans granted by the holder of Relevant Notes in replacement of or conjunction with the Relevant Notes as well as any prolongation of the term of Relevant Notes shall not be deemed a Trigger Event and any such additional or renewed loans shall also be deemed Relevant Notes for the purpose of this Agreement.

2.       Share Exchange.

2.1       Transfer of TTAG Preferred Shares. At the Closing, and subject to and upon the terms and conditions of this Agreement, the Company shall purchase, and the Purchaser shall sell, convey, transfer, assign and deliver to the Company, free and clear of all liens, encumbrances or other defects of title, all of the TTAG Preferred Shares (the “Exchange”).

2.2       Issuance of Series A Stock. In consideration of the sale, conveyance, transfer, assignment and delivery of such TTAG Preferred Shares, at the Closing and effective upon filing a Certificate of Amendment to the Restated Certificate, the Company shall issue to the Purchaser 2,550,763 shares of Series A Stock (the “Shares”) and a stock certificate for such number of Shares, it being understood that the exact number of Shares granted at Closing will be subject to an adjustment per Section 2.3 (Anti-Dilution Adjustment) considering the fact that the Parties are not able to determine the exact number of Shares to be granted to Purchaser in order to fulfill the Ownership Target because the shares in the Company to be issued to certain note holders are indeterminate as of the Closing.

2.3       Anti-Dilution Adjustment. The Parties agree that if the Shares do not equal the Ownership Target immediately after a Trigger Event, then (i) the Company shall issue to Purchaser additional Shares (“Adjustment Shares”) such that the Shares held by Purchaser shall equal the Ownership Target or (ii) the Purchaser shall contribute a portion of Shares to the Company for no consideration such that the Shares held by Purchaser then equal the Ownership Target. The Parties further agree that the anti-dilution adjustment right in this Section 2.3 shall terminate following the occurrence of the first Trigger Event and upon satisfaction of the adjustment procedure set forth in this Section 2.3.

Notwithstanding the foregoing, if the Company distributes a dividend before a Trigger Event, and should the Shares not equal the Ownership Target immediately prior to the distribution of the dividend but be less the Ownership Target, the Company shall issue to Purchaser additional Shares such that the Shares held by Purchaser shall equal the Ownership Target. No such adjustment shall occur in case of a dividend distribution by the Company if the Shares equal or exceed the Ownership Target immediately prior to the distribution of the dividend. For the avoidance of doubt, this Section 2.3 and the anti-dilution adjustment right set out herein shall survive an adjustment in case of a dividend of the Company.

3.       TTAG Loan.

3.1       Purchase of TTAG Loan. The Purchaser agrees to sell and herewith sells, assigns, transfers and conveys, and the Company agrees to purchase and herewith purchases and assumes the TTAG Loan in consideration for the outstanding loan amount and all accrued interest at the date of the Closing (the “TTAG Loan Purchase Price”), subject to Section 3.2).

3.2       Condition for the Assignment of the TTAG Loan. The legal effect of the assignment, transfer and conveyance of the TTAG Loan by the Purchaser to the Company is conditional (condiction suspensiva) upon the completion of the Closing taking place and shall be only effective as of the date of the TTAG Loan Purchase Price is credited to the bank account designated by the Purchaser to the Company.

4.       Closing; Deliverables.

4.1       Closing. The closing of the transactions contemplated in Section 2 (the “Closing”) shall be via electronic exchange of documents and signatures on the date of this Agreement.

4.2       Purchaser’s Deliverables. At the Closing, the Purchaser will:

(a)       execute and deliver Adoption Agreement in substantially the form of Exhibit C;

(b)       deliver an assignment document duly executed by the Purchaser evidencing the assignment of the TTAG Preferred Shares to the Company;

(c)       deliver a copy of the board resolution of TTAG approving the transfer of TTAG Preferred Shares and of the TTAG Loan to the Company signed by the members of the board of directors nominated by the Purchaser;

(d)       deliver TTAG’s share register evidencing the Company as owner of, and as a shareholder with voting rights with respect to, the TTAG Preferred Shares.

4.3       Company’s Deliverables. At the Closing, the Company will:

(a)       deliver evidence of the acceptance of the Secretary of State of the State of Delaware of the filed Certificate of Amendment to the Restated Certificate, properly adopted by all necessary corporate action;

(b)       deliver a duly signed notification letter of the ultimate beneficial owner upon receipt of the Purchaser’s Deliverables set forth in Section 3.2;

(c)       deliver a copy of the board resolution of TTAG approving the transfer of TTAG Preferred Shares and of the TTAG Loan to the Company signed by the members of the board of directors nominated by the Company;

(d)       wire the TTAG Loan Purchase Price to the bank account designated by the Purchaser (evidenced by receipt of payment slip of Purchaser);

(e)       upon receipt of the Purchaser’s Deliverables set forth in Section 3.2, deliver to the Purchaser a certificate for the Shares;

(f)       deliver copies of the fully executed written consent of the stockholders of the Company (i) waiving the application of Article Fourth, Section 4(d) of the Charter (as defined below) by the Requisite Holders (as such term is defined in the Charter); (ii) waiving the preemptive rights (Section 4.1) and notice provisions (Section 5.1) of the Investors' Rights Agreement; (iii) waiving treatment of the transactions contemplated by this Agreement as a Change in Control under the Relevant Notes, the Voting Agreement (as defined below), the Co-Sale Agreement (as defined below) and that certain Investors’ Rights Agreement dated as of October 2, 2012 between the Company and the stockholders party thereto (the “Rights Agreement”); (iv) approving the grant of registration rights pursuant to Section 2.13 the Rights Agreement to the Purchaser by Holders of at least a majority of the Registrable Securities (as such terms are defined in the Rights Agreement); (v) confirming that the Co-Sale Agreement will terminate upon the closing of a Qualified Public Offering (as such term is defined in that agreement) rather than on the filing of a registration statement relating to a Qualified Public Offering and (vi) approving an amendment to the amended and restated certificate of incorporation of the Company (the "Charter") increasing the number of authorized shares of Series A preferred stock to 2,805,839 shares;

(g)       deliver a copy of the side letter executed by the Company granting Purchaser board observation rights;

(h)       deliver a copy of the fully executed waiver of the holders of a majority in interest of the Relevant Notes waiving treatment of the transactions contemplated by this Agreement as a Change in Control under the Relevant Notes;

(i)       confirm amendment of Exhibit A to the Rights Agreement, the Voting Agreement dated as of October 2, 2012 between the Company and the stockholders party thereto (the "Voting Agreement") and the Right of First Refusal and Co-Sale Agreement dated as of October 2, 2012 between the Company and the stockholders party thereto (the "Co-Sale Agreement) listing Purchaser as a party to such agreement;

(j)       deliver evidence of the adoption of resolutions of the board of directors of the Company approving (i) the amendment to the Charter; (ii) the execution delivery and performance of this Agreement and the issuance of the Shares and, if necessary, any Adjustment Shares, (iii) reservation of a sufficient number of shares of common stock of the Company as may be issuable upon conversion of the Series A Preferred Stock;
and (iv) execution and delivery of the Adoption Agreement; and

(k)       deliver a waiver by the Company of any rights arising under Section 14 of the Shareholders Agreement dated October 3, 2012 among Zühlke Ventures AG, the Company and Tenon Technology AG with respect to the Exchange.

5.       Termination of TTAG Shareholders Agreement and TTAG Investment Agreement. Notwithstanding anything to the contrary set forth in the TTAG Shareholders Agreement or the TTAG Investment Agreement, the Parties agree that the TTAG Shareholders Agreement and the TTAG Investment Agreement are each terminated contingent upon and effective as of the Closing, and that any and all rights of the Parties arising out of either the TTAG Shareholders Agreement or the TTAG Investment Agreement effective after Closing shall hereby be deemed irrevocably waived upon Closing.

6.       Company Representations and Warranties. The Company represents and warrants to the Purchaser as follows:

6.1       Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and to perform its obligations pursuant to this Agreement and the Restated Certificate.

6.2       Capitalization. As of immediately prior to the sale and issuance of the Shares, the authorized capital stock of the Company consisted of 10,487,904 shares of Common Stock, 1,660,000 shares of which are issued and outstanding, and 3,297,061 shares of Preferred Stock, 2,805,839 of which are designated Series A Preferred Stock, none of which are issued or outstanding, and 491,222 of which are designated Series B Preferred Stock. The Common Stock, Series A Preferred Stock, and Series B Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. The outstanding shares thereof have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

6.3       Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

6.4       Shares. The Shares, when issued, delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser, provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws.

6.5       Brokers or Finders. The Company has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

7.       Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company and TTAG as follows:

7.1       Conversion Right; TTAG. The Purchaser has irrevocably elected to exercise the Conversion Right and, upon the issuance of the Shares and the termination of the TTAG Shareholders Agreement and the TTAG Investment Agreement in accordance with Section 5, the Purchaser shall not be a direct or indirect holder of any capital stock of TTAG or of any right to acquire capital stock of TTAG and all of the Purchaser’s rights in TTAG, including any right to appoint members to the board of directors of TTAG, shall be terminated.

7.2       No Registration. The Purchaser understands that the Shares, and the Conversion Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

7.3       Investment Intent. The Purchaser is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.

7.4       Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

7.5       Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

7.6       Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser believes that it has received all the information that the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The Purchaser is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

7.7       Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7.8       Residency. The Purchaser’s primary resident and/or principal place of business is as set forth on the last page of this Agreement.

7.9       Rule 144. The Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. The Purchaser understands that the current public information referred to above is not now available and may not become available. The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares or the Conversion Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the Conversion Shares. The Purchaser understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

7.10       No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

7.11       Authorization.

(a)       The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b)       This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)       No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

7.12       Brokers or Finders. The Purchaser has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

7.13       Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

7.14       Non-U.S. Persons.  If the Purchaser is a Non-U.S. Person (as defined below), the Purchaser hereby represents and warrants to the Company as follows:

(a)       This Agreement is made by the Company in reliance upon the Non-U.S. Person’s representations and warranties made in this Section 6.14.

(b)       The Non-U.S. Person has been advised and acknowledges that: (i) the Shares have not been, and when issued, will not be, registered under the Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) in issuing and selling the Shares to the Non-U.S. Person pursuant to this Agreement, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; (iii) it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one (1) year following the Closing (the “Restricted Period”); and (iv) notwithstanding the foregoing, prior to the expiration of Restricted Period, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.

(c)       As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. Person” (as defined in Regulation S) means:

(i)       a natural person resident in the United States;

(ii)       any partnership or corporation organized or incorporated under the laws of the United States;

(iii)       any estate of which any executor or administrator is a U.S. Person;

(iv)       any trust of which any trustee is a U.S. Person;

(v)       any agency or branch of a foreign entity located in the United States;

(vi)       any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)       any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(viii)       a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Act.

(d)       Such Non-U.S. Person agrees that with respect to the Shares until the expiration of the Restricted Period:

(i)       such Non-U.S. Person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; and

(ii)       notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, then the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person; and

(iii)       such Non-U.S. Person shall not engage in hedging transactions with regard to the Shares unless in compliance with the Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement. Such Non-U.S. Person agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

(e)       Such Non-U.S. Person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(f)       Such Non-U.S. Person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person; and (iii) at the time of the Closing, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith will be located outside the United States.

(g)       At the time of offering to such Non-U.S. Person and communication of such Non-U.S. Person’s order to purchase the Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith were located outside the United States.

(h)       Such Non-U.S. Person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Act).

(i)       Such Non-U.S. Person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 6 and shall transfer such shares on the books of the Company only to the extent consistent therewith. In particular, such Non-U.S. Person acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

(j)       Such Non-U.S. Person understands and agrees that each certificate held by such Non-U.S. Person representing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend or a substantially similar legend (in addition to any legend required by this Agreement, by Sections 417 and 418 of the California Corporations Code or under applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, pledge, hypothecation or any other transfer of any interest in any of the shares represented by this certificate.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(k)       Such non-U.S. Person has satisfied as to the full observance of the laws of such non-U.S. Person’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Agreement, including: (i) the legal requirements within such non-U.S. Person’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such non-U.S. Person’s subscription and payment for, and such non-U.S. Person’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of such non-U.S. Person’s jurisdiction.

8.       Miscellaneous.

8.1       Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term hereof or thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of each of the Parties.

8.2       Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)       if to the Purchaser, to its address or facsimile number listed on the signature page of this Agreement, or to such other address or facsimile number as the Purchaser will have furnished to the other parties;

(b)       if to the Company, to its address or facsimile number listed on the signature page of this Agreement (Attn: Chief Executive Officer), or to such other address or facsimile number as the Company will have furnished to the other parties, with a copy to James Huie, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; or

(c)       if to TTAG, to its address or facsimile number listed on the signature page of this Agreement, or to such other address or facsimile number as TTAG will have furnished to the other parties.

With respect to any notice given by the Company or TTAG hereunder, the Purchaser agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by facsimile, upon confirmation of facsimile transfer, or, if sent by electronic mail, upon confirmation of delivery.

8.3       Governing Law. This Agreement will be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

8.4       Expenses. The Parties will each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that TTAG shall pay the legal expenses of the Purchaser in connection with the transactions contemplated by this Agreement.

8.5       Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, will not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company and TTAG. Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement will be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.6       Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. No party will be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.7       California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.8       Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, will be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement will be enforceable in accordance with its terms.

8.9       Counterparts. This Agreement may be executed in any number of counterparts, each of which will be enforceable against the parties actually executing such counterparts, and all of which together will constitute one instrument.

8.10       Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery will be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.11       Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or, in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

8.12       Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

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COMPANY:

TENON MEDICAL, INC.

By:

Name:

Title:

Address:

Email:
Facsimile:

PURCHASER:

ZÜHLKE VENTURES AG

By:

Name:

Title:

Address:

Email:
Facsimile:

TENON TECHNOLOGY AG

By:

Name:

Title:

Address:

Email:
Facsimile:

EXHIBIT A

Amended and Restated Certificate of Incorporation

EXHIBIT B

Excel Spreadsheet

EXHIBIT C

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”) is executed on October ___, 2021, by Zühlke Ventures AG, a Swiss company (the “Holder”) pursuant to the terms of (i) that certain Investor Rights Agreement dated October 2, 2012, (ii) that certain Voting Agreement dated October 2, 2012, and (iii) that certain Right of First Refusal and Co-Sale Agreement dated October 2, 2012 (collectively, the “Agreements”), each by and among the Company and certain of its stockholders, as such Agreements may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreements. By the execution of this Adoption Agreement, the Holder and the Company agree as follows.

1.1       Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as an investor, in which case Holder will be an “Investor” for all purposes of the Agreements.

1.2       Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreements to be bound thereby, shall be bound by and subject to the terms of the Agreements and (b) adopts the Agreements with the same force and effect as if Holder were originally a party thereto. The Company hereby agrees that the Holder shall be entitled to all rights and privileges as an Investor under each of the Agreements with the same force and effect as if Holder were originally a party thereto.

ZÜHLKE VENTURES AG	ACCEPTED AND AGREED:

By:	TENON MEDICAL, INC.
Name and Title of Signatory

Address:	By:

Title: